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                                                                   Exhibit 23(b)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the McDonald's Corporation Supplemental Profit Sharing and Savings Plan and to the incorporation by reference therein of our report, dated January 24, 2002, with respect to the consolidated financial statements of McDonald's Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                       ERNST & YOUNG LLP



Chicago, Illinois
September 13, 2002